Exhibit No. 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Kansas City Power & Light Company (the Company) on Form S-8 of (i) our report dated January 30, 1995, on our audits of the consolidated financial statements of the Company as of December 31, 1994, and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in the Company's Annual Report on Form 10-K; and (ii) our report dated May 31, 1994, on our audits of the financial statements of the Kansas City Power & Light Company's Employee Savings Plus Plan as of December 31, 1993, and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in Kansas City Power & Light Company's Employee Savings Plus Plan Annual Report on Form 11-K.

                                      /s/Coopers & Lybrand L. L. P.
                                        (COOPERS & LYBRAND L. L. P.)


Kansas City, Missouri
April 28, 1995